SCHEDULE 14A INFORMATION
                                 (Rule 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No. ___)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement                [ ] Confidential, for Use of the
[X] Definitive Proxy Statement                     Commission Only (as permitted
[ ] Definitive Additional Materials                by Rule 14a-6(e)(2))
[ ] Soliciting Material Rule 14a-12

                               BCSB BANKCORP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box): No fee required.
[X]  Fee computed on table below per
[ ]  Exchange Act Rules 14a-6(i)(1) and 0-11.

     1.   Title of each class of securities to which transaction applies:

          ______________________________________________________________________

     2.   Aggregate number of securities to which transaction applies:

          ______________________________________________________________________

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ______________________________________________________________________

     4.   Proposed maximum aggregate value of transaction:

          ______________________________________________________________________

     5.   Total fee paid:

          ______________________________________________________________________

[ ]  Fee paid previously with preliminary materials:____________________________
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1.   Amount Previously Paid:

          ______________________________________________________________________

     2.   Form, Schedule or Registration Statement No.:

          ______________________________________________________________________

     3.   Filing Party:

          ______________________________________________________________________

     4.   Date Filed:

          ______________________________________________________________________

                        [BCSB Bankcorp, Inc. Letterhead]

                                 January 7, 2004


Dear Stockholder:

     We invite you to attend the Annual Meeting of Stockholders (the "Annual Meeting") of BCSB Bankcorp, Inc. (the "Company") to be held at Baltimore County Savings Bank, F.S.B.'s Perry Hall office located at 4208 Ebenezer Road, Baltimore, Maryland on Wednesday, February 11, 2004, at 4:00 p.m., eastern time.

     The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. During the meeting, we will also report on the operations of Baltimore County Savings Bank, F.S.B. (the "Bank"), the Company's wholly owned subsidiary. Directors and officers of the Company and the Bank will be present to respond to any questions the stockholders may have.

     ON BEHALF OF THE BOARD OF DIRECTORS, WE URGE YOU TO SIGN, DATE AND RETURN THE ACCOMPANYING FORM OF PROXY AS SOON AS POSSIBLE EVEN IF YOU CURRENTLY PLAN TO ATTEND THE ANNUAL MEETING. Your vote is important, regardless of the number of shares you own. This will not prevent you from voting in person but will assure that your vote is counted if you are unable to attend the meeting.

     On behalf of the Board of Directors and all the employees of the Company and the Bank, I wish to thank you for your continued support.

                                        Sincerely,


                                        /s/ Gary C. Loraditch

                                        Gary C. Loraditch
                                        President

--------------------------------------------------------------------------------

                               BCSB BANKCORP, INC.
                          4111 E. Joppa Road, Suite 300
                            Baltimore, Maryland 21236


--------------------------------------------------------------------------------
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To Be Held on February 11, 2004
--------------------------------------------------------------------------------


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of BCSB Bankcorp, Inc. (the "Company") will be held at Baltimore County Savings Bank, F.S.B.'s Perry Hall office located at 4208 Ebenezer Road, Baltimore, Maryland on Wednesday, February 11, 2004, at 4:00 p.m., eastern time.

     A Proxy Statement and Proxy Card for the Annual Meeting are enclosed.

     The Annual Meeting is for the purpose of considering and acting upon the following matters:

          1. The election of three directors of the Company for three-year terms;

          2. The ratification of the appointment of Beard Miller Company LLP as independent certified public accountants of the Company for the fiscal year ending September 30, 2004; and

          3. The transaction of such other business as may properly come before the Annual Meeting or any adjournment thereof.

     The Board of Directors is not aware of any other business to come before the Annual Meeting.

     Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Stockholders of record at the close of business on December 26, 2003, are the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

     You are requested to fill in and sign the enclosed proxy card which is solicited by the Board of Directors and mail it promptly in the enclosed envelope. The proxy will not be used if you attend and vote at the Annual Meeting in person.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                        /s/ David M. Meadows

                                        David M. Meadows
                                        Secretary
Baltimore, Maryland
January 7, 2004

     IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

--------------------------------------------------------------------------------
                                 PROXY STATEMENT
                                       OF
                               BCSB BANKCORP, INC.
                          4111 E. Joppa Road, Suite 300
                            Baltimore, Maryland 21236

--------------------------------------------------------------------------------
                         ANNUAL MEETING OF STOCKHOLDERS
                                February 11, 2004
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                                     GENERAL
--------------------------------------------------------------------------------

     This Proxy Statement is furnished to stockholders of BCSB Bankcorp, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") which will be held at Baltimore County Savings Bank, F.S.B.'s Perry Hall office located at 4208 Ebenezer Road, Baltimore, Maryland on Wednesday, February 11, 2004, at 4:00 p.m., eastern time, and at any adjournment thereof. The accompanying Notice of Annual Meeting and proxy card and this Proxy Statement are being first mailed to stockholders on or about January 7, 2004.

--------------------------------------------------------------------------------
                       VOTING AND REVOCABILITY OF PROXIES
--------------------------------------------------------------------------------

     Stockholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares represented by properly executed proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked by written notice to David M. Meadows, Secretary of the Company, at the address shown above, by filing a later dated proxy prior to a vote being taken on a particular proposal at the Annual Meeting or by attending the Annual Meeting and voting in person. The presence of a stockholder at the Annual Meeting will not in itself revoke such stockholder's proxy.

     Proxies solicited by the Board of Directors of the Company will be voted in accordance with the directions given therein. WHERE NO INSTRUCTIONS ARE INDICATED, PROXIES WILL BE VOTED FOR THE NOMINEES FOR DIRECTORS SET FORTH BELOW AND FOR THE OTHER PROPOSITION STATED. The proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve, and matters incident to the conduct of the Annual Meeting. If any other business is presented at the Annual Meeting, proxies will be voted by those named therein in accordance with the determination of a majority of the Board of Directors. Proxies marked as abstentions will not be counted as votes cast. Shares held in street name which have been designated by brokers on proxies as not voted will not be counted as votes cast. Proxies marked as abstentions or as broker non-votes, however, will be treated as shares present for purposes of determining whether a quorum is present.

--------------------------------------------------------------------------------
                    VOTING SECURITIES AND SECURITY OWNERSHIP
--------------------------------------------------------------------------------

     The securities entitled to vote at the Annual Meeting consist of the Company's common stock, par value $.01 per share (the "Common Stock"). Stockholders of record as of the close of business on December 26, 2003 (the "Record Date") are entitled to one vote for each share of Common Stock then held. As of the Record Date, there were 5,885,593 shares of Common Stock issued and outstanding. The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock outstanding and entitled to vote will be necessary to constitute a quorum at the Annual Meeting.

     Persons and groups beneficially owning more than 5% of the Common Stock are required to file certain reports with respect to such ownership pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The following table sets forth information regarding the shares of Common Stock beneficially owned as of the Record Date by persons who beneficially own more than 5% of the Common Stock, each of the Company's directors, including the executive officers of the Company named in the Summary Compensation Table, set forth under "Proposal I -- Election of Directors -- Executive Compensation -- Summary Compensation Table," and all of the Company's directors and executive officers as a group.

                                                   SHARES OF COMMON STOCK
                                                     BENEFICIALLY OWNED     PERCENT OF
                                                     AT RECORD DATE (1)      CLASS (2)
                                                     ------------------     ----------
 Persons Owning Greater than 5%:
 -------------------------------
   Baltimore County Savings Bank, M.H.C.                  3,754,960           63.79%
   4111 E. Joppa Road, Suite 300
   Baltimore, Maryland  21236

   BCSB Bankcorp, Inc.                                      459,483(3)         7.80
     Employee Stock Ownership Plan et. al.
   4111 E. Joppa Road Suite 300
   Baltimore, Maryland  21236

 Directors:
 ----------
   H. Adrian Cox                                             20,287              *
   Henry V. Kahl                                             17,392              *
   Gary C. Loraditch                                         34,170              *
   William M. Loughran                                       22,453              *
   John J. Panzer, Jr.                                       23,017              *
   P. Louis Rohe                                             23,033              *
   Michael J. Klein                                           4,043              *
   William J. Kappauf, Jr.                                    2,000              *

 All directors and executive                                162,330            2.73
   officers of the Company
   as a group (10 persons)


----------
(1) In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Common Stock if he or she has or shares voting or investment power with respect to such Common Stock. As used herein, "voting power" is the power to vote or direct the voting of shares and "investment power" is the power to dispose or direct the disposition of shares. Except as otherwise noted, ownership is direct, and the named individuals and group exercise sole voting and investment power over the shares of the Common Stock. The listed amounts include 11,500, 11,500, 11,500, 1,500, 11,500, 10,500, 1,500, 1,500
     and 62,500 shares that Directors Cox, Kahl, Loraditch, Loughran, Panzer, Jr., Rohe, Klein and Kappauf and all directors and executive officers of the Company as a group, respectively, have the right to acquire upon the exercise of options exercisable within 60 days of the Record Date. The listed amounts do not include shares with respect to which Directors Henry
     V. Kahl, H. Adrian Cox and William J. Kappauf, Jr. have voting power by virtue of their positions as trustees of the trusts holding 174,970 shares under the Company's Employee Stock Ownership Plan (the "ESOP") and 132,243 shares under the Baltimore County Savings Bank, F.S.B. (the "Bank") Deferred Compensation Plan (the "DCP"), nor 56,200 shares as to which such individuals share dispositive power by virtue of their positions as directors of Baltimore County Savings Bank Foundation, Inc. (the "Foundation"), nor 39,241 shares with respect to which Directors Kahl, Cox, Panzer have voting power by virtue of their positions as trustees of the Management Recognition Plan ("MRP") trust. ESOP shares are held in a suspense account for future allocation among participants as the loan used to purchase the shares is repaid. Shares held by the ESOP trust and allocated to the accounts of participants are voted in accordance with the participants' instructions, and unallocated shares are voted in the same ratio as ESOP participants direct the voting of allocated shares or, in the absence of such direction, in the ESOP trustees' best judgment. As of the Record Date, 91,460 shares had been allocated. Shares held by the DCP trust are voted in the same proportion as are the shares held by the ESOP trust. The shares held by the MRP trust are voted in the same proportion as the ESOP trustees vote the shares held in the ESOP trust. Shares held by the Foundation are voted in the same ratio as all other shares of Common Stock are voted. The shares held by the DCP trust are held for the benefit of directors in the following amounts: Mr. Cox, 13,939 shares; Mr. Kahl, 12,986 shares; Mr. Loraditch, 8,582 shares; Mr. Loughran, 8,582 shares; Mr. Panzer 32,763 shares; Mr. Rohe, 12,518 shares; Mr. Klein, 2,273 shares; and Mr. Kappauf, 446 shares. Such directors bear the economic risk associated with such shares.
(2) Based on a total of 5,885,593 shares of Common Stock outstanding at the Record Date.
(3) Includes 174,970 shares owned by the ESOP, 132,243 shares owned by the DCP, 56,829 shares owned by the Bank's 401(k) Plan, 39,241 shares owned by the MRP trust and 56,200 shares owned by the Foundation. Henry V. Kahl, H. Adrian Cox and William J. Kappauf, Jr., who serve as directors of the Company, serve as trustees of the ESOP and the

     DCP and serve as three of the Foundation's eight directors. Such individuals share voting power over shares held by the ESOP and the DCP and share dispositive power over shares held by the DCP trust and the Foundation. Henry V. Kahl, H. Adrian Cox and John J. Panzer, Jr. who serve as directors of the Company, serve as trustees of the MRP trust. The trustees of the MRP trust share voting and dispositive power over the shares held by the MRP trust. The Bank is the trustee of the 401(k) Plan assets invested in Common Stock, and in their capacities as directors of the Bank, Messrs. Kahl, Cox and Kappauf share voting and dispositive power over shares held by the 401(k) Plan. In their individual capacity, such individuals disclaim beneficial ownership of shares held by the ESOP, the DCP, the MRP trust, the 401(k) Plan and the Foundation.
*    Less than 1% of outstanding Common Stock.

--------------------------------------------------------------------------------
                       PROPOSAL I -- ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

GENERAL

     The Company's Charter requires that directors be divided into three classes, as nearly equal in number as possible, with approximately one-third of the directors elected each year. At the Annual Meeting, three directors will be elected for terms expiring at the 2007 Annual Meeting. The Board of Directors has nominated H. Adrian Cox, William M. Loughran and John J. Panzer, Jr. to serve as directors for a three-year period. All nominees currently are members of the Board. Under Federal law and the Company's Bylaws, directors are elected by a plurality of the votes at a meeting at which a quorum is present.

     It is intended that the persons named in the proxies solicited by the Board of Directors will vote for the election of the named nominees. If any nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute as the Board of Directors may recommend or the size of the Board may be reduced to eliminate the vacancy. At this time, the Board knows of no reason why any nominee might be unavailable to serve.

     The following table sets forth, for each nominee for director and continuing director of the Company, his age, the year he first became a director of the Bank, which is the Company's principal operating subsidiary, and the expiration of his term as a director. All such persons were appointed as directors in 1998 in connection with the incorporation and organization of the Company, except that Mr. Michael J. Klein was appointed a director of the Company and the Bank on November 28, 2001 and William J. Kappauf was appointed a director of the Company and the Bank on March 27, 2002. Each director of the Company also is a member of the Board of Directors of the Bank.

                                                                 YEAR FIRST
                                            AGE AT                ELECTED AS            CURRENT
                                          SEPTEMBER 30,          DIRECTOR OF              TERM
                NAME                         2003                 THE BANK             TO EXPIRE
                ----                        -------              ----------            ---------

                   BOARD NOMINEES FOR TERMS TO EXPIRE IN 2007

        H. Adrian Cox                         59                    1987                 2004
        William M. Loughran                   58                    1991                 2004
        John J. Panzer, Jr.                   61                    1991                 2004

                         DIRECTORS CONTINUING IN OFFICE

        Henry V. Kahl                         60                    1989                 2005
        P. Louis Rohe                         81                    1955                 2005
        Michael J. Klein                      48                    2001                 2005
        Gary C. Loraditch                     49                    1991                 2006
        William J. Kappauf, Jr.               57                    2002                 2006

     Set forth below is biographical information concerning the Company's directors. Unless otherwise stated, all directors have held the positions indicated for at least the past five years.

     H. ADRIAN COX is an insurance agent with Rohe and Rohe Associates, Inc. in Baltimore, Maryland. Mr. Cox also is employed as a real estate agent with Century 21 Horizon Realty, Inc. in Baltimore, Maryland.

     WILLIAM M. LOUGHRAN was named Senior Vice President of the Bank effective January 4, 1999. He also serves as Vice President of the Company and Baltimore County Savings Bank, M.H.C. (the "MHC"). Prior to being named Senior Vice
President, he served as Vice President of the Bank in charge of lending operations. Mr. Loughran joined the Bank in 1973.

     JOHN J. PANZER, JR. has been a self-employed builder of residential homes since 1971.

     HENRY V. KAHL is an Assessor Supervisor with the State of Maryland Department of Assessments & Taxation in Baltimore, Maryland.

     P. LOUIS ROHE has been retired for approximately 11 years. Prior to his retirement, Mr. Rohe was an attorney. He has been a director of the Bank since its incorporation in 1955.

     MICHAEL J. KLEIN is Vice President of Klein's Super Markets, a family owned chain of supermarkets, with locations throughout Harford County, Maryland. Mr. Klein is also Vice President and partner in several other family owned businesses including Forest Hill Lanes, Inc., Colgate Investments, LLP and Riverside Parkway, LTD.

     GARY C. LORADITCH was named President of the Company, the Bank and the MHC effective January 4, 1999. Previously, he served as Vice President, Secretary and Treasurer of the Bank. He is a certified public accountant and an attorney. Mr. Loraditch joined the Bank in 1974.

     WILLIAM J. KAPPAUF, JR. is Director of Cash Management of Baltimore Gas & Electric Company, Baltimore, Maryland. He is a certified public accountant.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     The following sets forth information with respect to executive officers of the Company who do not serve on the Board of Directors.

                                  AGE
                               AS OF THE
NAME                          RECORD DATE                   TITLE
----                          -----------                   -----

Bonnie M. Klein                    48            Vice President and Treasurer
                                                 of the Company and the Bank

David M. Meadows                   47            Vice President, General Counsel
                                                 and Secretary of the Company
                                                 and the Bank

     BONNIE M. KLEIN joined the Bank in 1975 and has served in various capacities of increasing responsibility since then. She was named Vice President and Treasurer of the Company and the Bank effective January 4, 1999. She is a Certified Public Accountant.

     DAVID M. MEADOWS was named Vice President, General Counsel and Secretary of the Company and the Bank effective January 4, 1999. Previously, he was a Partner in the law firm of Moore, Carney, Ryan and Lattanzi, L.L.C.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Boards of Directors of the Company and the Bank meet monthly and may have additional special meetings. During the year ended September 30, 2003, the Board of Directors of the Company met 12 times and the Board of Directors of the Bank met 12 times. All directors attended at least 75% in the aggregate of the total number of Company or Bank Board of Directors meetings held during the year ended September 30, 2003 and the total number of meetings held by committees on which he served during such fiscal year.

     The Bank Board of Directors' Audit Committee consists of Directors Kahl, Cox, Panzer and Kappauf. The members of the Audit Committee are "independent," as "independent" is defined in Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The Company's Board of Directors has determined that one member of the Audit Committee, William J. Kappauf, Jr., qualifies as an "audit committee financial expert" as defined in Section 401(h) of Regulation S-K promulgated by the Securities Exchange Commission. Director Kappauf is "independent," as such term is defined in Item 7(d)(3)(iv)(A) of
Schedule 14A under the Exchange Act. The Committee met five times during the year ended September 30, 2003 to examine and approve the audit report prepared by the independent auditors of the Bank, to review and recommend the independent auditors to be engaged by the Bank and to review internal accounting controls. The Company's Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee Charter is attached hereto as Annex A.

     The Bank Board of Directors' Executive Committee serves as the compensation committee. The Executive Committee consists of Directors Cox, Kahl, Rohe, Panzer, Klein and Kappauf. The Executive Committee evaluates the compensation and benefits of the directors, officers and employees, recommends changes, and monitors and evaluates employee performance. The Executive Committee reports its evaluations and findings to the full Board of Directors and all compensation decisions are ratified by the full Board of Directors. Directors of the Bank who also are officers of the Bank abstain from discussion and voting on matters affecting their compensation. The Executive Committee met six times during the fiscal year ended September 30, 2003.

     The Board of Directors does not have a standing nominating committee, and the Company's full Board of Directors acts as a nominating committee for selecting the management nominees for election as directors of the Company in accordance with the Company's Bylaws. As a result, there is no charter for a nominating committee. The Board of Directors met once as a nominating committee during the year ended September 30, 2003.

     The Board of Directors believes it is appropriate for the Company not to have a standing nominating committee because six of the eight members of the Board of Directors are independent within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The Board of Directors believes that, given that such a high percentage of the directors are independent, allowing the full Board of directors to act as a nominating committee does not permit the management directors to exercise undue control over the director nomination process. Moreover, the Board of Directors believes that all of the directors, including the management directors, have significant expertise in the operations and needs of the Company and its Board of Directors, and have valuable insights to offer regarding the value that qualified directors can bring to the Company and whether at any given time there might be any needs the Board of Directors may have that are not being adequately served by the then current Board of Directors. Consequently, the Board of Directors believes the Company and its stockholders would be best served by having all directors participate in the deliberative process of choosing nominees for director of the Company.

     In its deliberations, the Board, functioning as a nominating committee, considers the candidate's knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would provide for adequate representation of its market area. Any nominee for director made by the Board of Directors, acting as a nominating committee, must be highly qualified with regard to some or all the attributes listed in the preceding sentence. The Board of Directors acting as a nominating committee will consider director candidates recommended by security holders. Any stockholder wishing to recommend a candidate for consideration by the Board of Directors, acting as a nominating committee, as a possible director nominee for election at an upcoming annual meeting of stockholders must provide notice to the Board of Directors of such stockholder's intent to recommend a director nominee no later than September 30 of the year preceding the annual meeting of directors. Notice should be provided to Corporate Secretary, BCSB Bankcorp, Inc., 4111 E. Joppa Road, Suite 300, Baltimore, Maryland 21236. In searching for qualified director candidates to fill vacancies in the Board, the Board solicits its then current directors for the names of potential qualified candidates. Moreover, the Board may ask its directors to pursue their own business contacts for the names of potentially qualified candidates. The Board would then consider the potential pool of director candidates, select the top candidate based on the candidates' qualifications and the Board's needs, and conduct a thorough investigation of the proposed candidate's background to ensure there is no past history that would cause the candidate not to be qualified to serve as a director of the Company. In the event a stockholder has submitted a proposed nominee, the Board would consider the proposed nominee, along with any other proposed nominees recommended by individual directors, in the same manner in which the Board of Directors would evaluate nominees for director recommended by the Board of Directors.

     The Company's Bylaws set forth procedures that must be followed by stockholders seeking to make nominations for directors. In order for a stockholder of the Company to make any nominations, he or she must give written notice thereof to the Secretary of the Company not less than 30 days nor more than 60 days prior to the date of any such meeting; provided, however, that if less than 40 days' notice of the meeting is given to stockholders, such written notice shall be delivered or mailed, as prescribed, to the Secretary of the Company not later than the close of business on the tenth day following the day on which notice of the meeting was mailed to stockholders. Each such notice given by a stockholder with respect to nominations for the election of directors must set forth (i) the name, age, business address and, if known, residence address of each nominee proposed in such notice; (ii) the principal occupation or employment of each such nominee; and (iii) the number of shares of stock of the Company which are beneficially owned by each such nominee. In addition, the stockholder making such nomination must promptly provide any other information reasonably requested by the Company.

BOARD POLICIES REGARDING COMMUNICATIONS WITH THE BOARD OF DIRECTORS AND ATTENDANCE AT ANNUAL MEETINGS

     The Board of Directors maintains a process for stockholders to communicate with the Board of Directors. Stockholders wishing to communicate with the Board of Directors should send any communication to Corporate Secretary, BCSB Bankcorp, Inc., 4111 E. Joppa Road, Suite 300, Baltimore, Maryland 21236. Any such communication must state the number of shares beneficially owned by the stockholder making the communication. The Corporate Secretary will forward such communication to the full Board of Directors or to any individual director or directors to whom the communication is director unless the communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Corporate Secretary has the authority to discard the communication or take appropriate legal action regarding the communication.

     The Company does not have a policy regarding Board member attendance at annual meetings of stockholders. All eight directors attended the Company's 2003 annual meeting of stockholders.

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth the cash and noncash compensation for the last fiscal year awarded to or earned by the executive officers of the Company in fiscal 2003 that exceeded $100,000 for services rendered in all capacities to the Company, the Bank and their affiliates.

                                                                             LONG-TERM COMPENSATION
                                                                             ----------------------
                                        ANNUAL COMPENSATION                          AWARDS
                                  ---------------------------------------    ----------------------
                                                                            RESTRICTED   SECURITIES
NAME AND                                                   OTHER ANNUAL       STOCK      UNDERLYING    ALL OTHER
PRINCIPAL POSITION         YEAR    SALARY      BONUS      COMPENSATION(1)    AWARDS(2)   OPTIONS (#)   COMPENSATION
------------------         ----    ------      -----      ---------------    ---------   -----------   ------------
Gary C. Loraditch          2003   $225,875     $45,732                       $24,375          --       $28,884(3)
   President               2002    191,706      28,493           --           22,750       6,000        21,850
                           2001    186,597      30,631           --               --          --        21,219

William M. Loughran        2003    161,588      32,932                        24,375          --        25,575(3)
   Senior Vice President   2002    149,902      21,851           --           22,750       6,000        19,054
                           2001    151,234      23,778           --               --          --        18,219

David M. Meadows           2003    121,384      16,152           --           12,188          --        16,761(3)
   Vice President, General 2002    105,302      10,519           --           11,375       3,000        14,234
   Counsel and Secretary   2001    100,497      11,444           --               --          --         4,513

Bonnie M. Klein            2003    103,300      13,262                        12,188          --        13,922(3)
   Vice President and      2002     92,994       8,483           --           11,375       3,000        12,667
   Treasurer               2001     85,998       6,129           --               --          --        13,326

----------
(1) Executive officers of the Company receive indirect compensation in the form of certain perquisites and other personal benefits. The amount of such benefits received by the named executive officer in fiscal 2003 did not exceed the lesser of 10% of the executive officer's salary and bonus or $50,000.
(2) Amounts shown in the table are based on the average of the high and low sales price of the Common Stock of $11.375 as quoted on the Nasdaq National Market on the date of grant, July 24, 2002. The restricted Common Stock awarded vests at the rate of 25% per year following the date of grant, with the first 25% vesting on July 24, 2003. As of September 30, 2003, based on the average of the high and low sale price of the Common Stock of $16.25, as reported on the Nasdaq National Market, the aggregate value of the unvested 1,500, 1,500, 750 and 750 shares of restricted Common Stock held by Messrs. Loraditch, Loughran and Meadows and Ms. Klein, respectively, was $24,375, $24,375, $12,188 and $12,188, respectively. In the event the
     Company pays dividends with respect to its Common Stock, when shares of restricted stock vest and/or are distributed, the holder will be entitled to receive any cash dividends and a number of shares of Common Stock equal to any stock dividends, declared and paid with respect to a share of restricted Common Stock between the date the restricted stock was awarded and the date the restricted stock is distributed, plus interest on cash dividends, provided that dividends paid with respect to unvested restricted stock must be repaid to the Company in the event the restricted stock is forfeited prior to vesting.
(3)  Amounts   include   $13,544,   $10,235,   $6,817  and  $5,520  of  matching
     contributions paid by the Bank pursuant to the Bank's 401(k) Plan for the benefit of Messrs. Loraditch, Loughran, and Meadows and Ms. Klein, respectively, and $15,340, $15,340, $9,945 and $8,401 in stock allocated to the accounts of Messrs. Loraditch, Loughran and Meadows and Ms. Klein, respectively, under the ESOP.

     Fiscal Year-End Option Values. The following table sets forth information concerning options exercised during the year ended September 30, 2003 and the value as of September 30, 2003 of options held by the executive officers named in the Summary Compensation Table set forth above.

                                                                   NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                        SHARES ACQUIRED                          UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS
                          ON EXERCISE      VALUE REALIZED (1)   OPTIONS AT FISCAL YEAR-END       AT FISCAL YEAR-END (2)
                        ---------------    ------------------   --------------------------     --------------------------
NAME                                                            EXERCISABLE  UNEXERCISABLE     EXERCISABLE  UNEXERCISABLE
----                                                            -----------  -------------     -----------  -------------
Gary C. Loraditch               --        $    --                  11,500        4,500           $89,813       $21,938
William M. Loughran         10,000         80,600                   1,500        4,500             7,313        21,938
David M. Meadows                --             --                     750        2,250             3,656        10,968
Bonnie M. Klein                 --             --                     750        2,250             3,656        10,969

-----------
(1) Calculated based on the product of: (a) the number of shares subject to options exercised and (b) the difference between the fair market value of underlying Common Stock based on the sale price of the Common Stock of $16.06 as quoted on the Nasdaq National Market System at the time of exercise and the exercise price of the options.
(2) Calculated based on the product of: (a) the number of shares subject to options and (b) the difference between the fair market value of underlying Common Stock at September 30, 2003, determined based on the closing sale price of the Common Stock of $16.25 as quoted on the Nasdaq National Market System and the exercise prices of the options.

     Change-in-Control Severance Agreements. The Bank's Severance Agreements with Officers Loraditch, Loughran, Meadows and Klein (collectively, the "Employees") have a term ending on the earlier of (a) 36 months after their recent renewal on October 23, 2003 and (b) the date on which the Employee terminates employment with the Bank. On each annual anniversary date from the date of commencement of the Severance Agreements, the term of the Severance Agreements may be extended for additional one-year periods beyond the then effective expiration date upon a determination by the Board of Directors that the performance of these individuals has met the required performance standards and that such Severance Agreements should be extended. An Employee becomes entitled to collect severance benefits under the Severance Agreement in the event of the Employee's (a) voluntary termination of employment (i) within 30 days following a change of control or (ii) within 30 days of certain specified events that both occur during the Covered Period (defined below) and constitute a Change in Duties, or (b) involuntary termination of employment for any reason other than "for Cause" during the period that begins 12 months before a change in control and ends 18 months after a change in control (the "Covered Period"). Because the MHC owns 64.0% of the Company's outstanding Common Stock, it is unlikely that there will be a change-in-control of the Company that would trigger a payment obligation under the Severance Agreements.

     In the event an Employee becomes entitled to receive severance benefits, the Employee will (i) be paid an amount equal to (i) 2.99 times the annualized base salary paid to the Employee in the immediately preceding 12-month period (excluding board fees and bonuses) and (ii) will receive either cash in an amount equal to the cost to the Employee of obtaining all health, life, disability and other benefits which the Employee would have been eligible to participate in through the second annual anniversary date of his termination of employment or continued participation in such benefit plans through the second annual anniversary date of his termination of employment, to the extent the Employee would continue to qualify for participation therein. The Severance Agreements provide that within 10 business days of a change of control, the Bank shall fund, or cause to be funded, a trust in the amount necessary to pay amounts owed to the Employees as a result of the change of control. The amount to be paid to an Employee from this trust upon his or her termination is determined according to the procedures outlined in the Severance Agreements, and any money not paid to the Employee is returned to the Bank.

     The aggregate payments that would be made to Officers Loraditch, Loughran, Meadows and Klein assuming termination of employment under the foregoing circumstances at September 30, 2003, would have been approximately $1.8 million. These provisions may have an anti-takeover effect by making it more expensive for a potential acquiror to obtain control of the Company. In the event that one of these Employees prevails over the Bank in a legal dispute as to the Severance Agreement, he or she will be reimbursed for legal and other expenses.

DIRECTOR COMPENSATION

     Fees. The Chairman of the Board of Directors receives a monthly retainer of $1,250 per month, and all other nonemployee directors receive $1,000 per month. Each nonemployee director also receives a fee of $250 per each regular and special Board and committee meeting attended. Directors who serve as officers of the Company or the Bank do not receive additional compensation for their service as directors.

     Deferred Compensation Plans. The Bank maintains a Deferred Compensation Plan (the "DCP"), which is a restatement of the Bank's Directors' Retirement Plan, for directors and select executive officers. The Bank also maintains a Cash Deferred Compensation Plan (the "Cash DCP") for directors. Prior to each plan year, each non-employee director may elect to defer receipt of all or part of his future fees (including retainers), and any other participant may elect to defer receipt of up to 25% of salary or 100% of bonus compensation. On each September 30 beginning with 1998, each DCP participant who has between three and 12 years of service as a director will have his account credited with $6,222. A participant who, after the DCP's effective date, completes three years of service as a director, will have his account credited with $24,000 on the September 30 following completion of three years of service. The participant is entitled to elect to contribute deferred amounts to the DCP or the Cash DCP, or to split deferred amounts between the DCP and the Cash DCP in such percentages as the participant may elect. All amounts credited to a participant's account under the DCP are converted into the right to receive a fixed number of shares of Common Stock equal to the amount credited divided by the market price of the Common Stock. Amounts credited to the participant's account under the Cash DCP are credited with the investment return which would have resulted if such amounts had been invested in the Bank's highest annual rate of interest on certificates of deposit having a one-year term. Each participant may make an election to receive Common Stock distributions from the DCP and/or cash distributions from the Cash DCP, as the case may be, either in a lump sum or in annual installments over a period up to ten years. During the year ended September 30, 2003, the Bank credited $6,222 under the DCP and the Cash DCP to each of Directors Kahl, Loraditch, Loughran and Panzer.

     The Bank has established a grantor trust and may, at any time or from time to time, make additional contributions to the trust. In the event of a change in control, the Bank will contribute to the trust an amount sufficient to provide the trust with assets having an overall value equal to the aggregate account balances under the Plan. The trust's assets are subject to the claims of the Bank's general creditors and are available for eventual payments to participants.

     Incentive Compensation Plan. The Bank's Board of Directors adopted the Incentive Compensation Plan (the "ICP"), effective October 1, 1994. The ICP is administered by the Executive Committee, which is appointed by the Bank's Board of Directors. Under the ICP, each eligible director and employee receives annual cash bonus awards based on the Bank's performance under criteria specified in the ICP. In addition, pursuant to the terms of the ICP, directors are permitted to make deferral elections, and to elect to have the rate of return on their deferrals measured by either the Multiplier times 1.5% or the highest 12-month CD rate. During the year ended September 30, 2003, the Bank paid $5,106, $5,768, $45,732, $32,932, $5,106, $4,899, $4,830 and $5,106 to Directors Cox, Kahl,
Loraditch, Loughran, Panzer, Rohe, Klein and Kappauf, respectively, pursuant to the ICP.

     Stock Benefit Plans. Directors are also eligible to receive awards under the Company's stock option plan and MRP, which became effective on July 15, 1999. During the year ended September 30, 2003, directors did not receive any awards under the option plan or the MRP.

     Reimbursement for Tax Advice. The Bank's Board of Directors has also adopted a policy to reimburse designated directors and officers for expenses they incur in connection with professional tax, estate planning or financial advice they obtain related to the benefits they receive under the stock and non-stock related benefit plans of the Bank and the Company. Reimbursements are limited to $1,000 for each eligible individual during any fiscal year, with a one-time allowance not to exceed $5,000 for estate planning expenses. The level of annual reimbursements may be increased to $2,000 on a one-time basis in the event of a change in control of the Company. No reimbursements were made by the Bank during the year ended September 30, 2003.

TRANSACTIONS WITH MANAGEMENT

     The Bank offers loans to its directors and officers. These loans currently are made in the ordinary course of business with the same collateral, interest rates and underwriting criteria as those of comparable transactions prevailing at the time and to not involve more than the normal risk of collectibility or present other unfavorable features. Under current law, the Bank's loans to directors and executive officers are required to be made on substantially the same terms, including interest rates, as those prevailing for comparable transactions and must not involve more than the normal risk of repayment or present other unfavorable features. Furthermore, all loans to such persons must be approved in advance by a disinterested majority of the Board of Directors. At September 30, 2003, the Bank had $620,413 in loans outstanding to directors and executive officers.

     Director Michael J. Klein is a member holding a 20% ownership interest in Colgate Investments, LLC, a limited liability company that owns real property that the Bank leases for a branch office site. The Bank paid $56,200 in rent to Colgate Investments, LLC during the year ended September 30, 2003 and expects to pay the same amount during the year ending September 30, 2004. The remaining 80% of Colgate Investments, LLC is owned by Mr. Klein's immediate family members.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Overview and Philosophy. The Company's executive compensation policies are established by the Executive Committee of the Board of Directors (the "Committee") composed of six outside directors. The Committee is responsible for developing the Company's executive compensation policies. The Company's
President, under the direction of the Committee, implements the Company's executive compensation policies. The Committee's objectives in designing and administering the specific elements of the Company's executive compensation program are as follows:

     o To link executive compensation rewards to increases in shareholder value, as measured by favorable long-term operating results and continued strengthening of the Company's financial condition.

     o To provide incentives for executive officers to work towards achieving successful annual results as a step in achieving the Company's long-term operating results and strategic objectives.

     o To correlate, as closely as possible, executive officers' receipt of compensation with the attainment of specified performance objectives.

     o To maintain a competitive mix of total executive compensation, with particular emphasis on awards related to increases in long-term shareholder value.

     o To attract and retain top performing executive officers for the long-term success of the Company.

     o    To facilitate stock ownership through the granting of stock options.

     In furtherance of these objectives, the Committee has determined that there should be various components of executive compensation: base salary, a cash bonus, and a stock option plan, a restricted stock plan, a 401(k) plan and ESOP designed to provide long-term incentives through the facilitation of stock ownership in the Company.

     Base Salary. The Committee makes recommendations to the Board concerning executive compensation on the basis of surveys of salaries paid to executive officers of other savings bank holding companies, non-diversified banks and other financial institutions similar in size, market capitalization and other characteristics. The Committee's objective is to provide for base salaries that are competitive with those paid by the Company's peers.

     Cash Bonus. The executive officers of Company are eligible to receive a formula-based annual bonus pursuant to the Incentive Compensation Plan ("ICP"). The Company's executive officers can receive a maximum bonus equal to 2.5% of base salary times a multiplier described in the ICP. The multiplier is a Company and Bank performance evaluation formula which takes into consideration performance as measured by the following factors: return on assets, return on equity, net profits and losses, an efficiency factor, the CRA rating, the CAMELS rating, a deposit factor and a compliance rating factor. Each factor is either a ratio derived from comparing the Company's performance to that of its peer group, a ratio derived from comparing the current year end results with the Company's results from the prior year or a percentage assigned based on regulatory ratings. The formula is not subject to the discretion of the Executive Committee.

     Equity Compensation. The Committee believes that equity compensation is also an important element of compensation because it provides executives with incentives linked to the performance of the Common Stock. The Company awards stock options under its stock option plan and restricted stock under the MRP and maintains the ESOP as a means of providing employees the opportunity to acquire a proprietary interest in the Company and to link their interests with those of the Company's stockholders. Options are granted with an exercise price equal to the market value of the Common Stock on the date of grant, and thus acquire value only if the Company's stock price increases. Although there is no specific formula, in determining the level of options granted or restricted stock awards made under the MRP, the Committee takes into consideration an executive's position, duties and responsibilities, the value of their services to the Company, the Bank and the MHC and other relevant factors. No options or restricted stock were awarded to executive officers for fiscal year ended September 30, 2003. No options held by any executive officer of the Company were repriced during the past fiscal year. Stock is allocated annually to all employees including executive officers, under the ESOP in accordance with the terms of that plan.

     Compensation of the President. The Committee determines the President's compensation on the basis of several factors. In determining Mr. Loraditch's base salary, the Committee conducted surveys of compensation paid to chief executive officers of similarly situated savings banks and non-diversified banks and other financial institutions of similar size. The Committee believes that Mr. Loraditch's base salary is generally competitive with or below the average salary paid to executives of similar rank and expertise at banking institutions which the Committee considered to be comparable. For the fiscal year ended September 30, 2003, Mr. Loraditch also received bonus compensation computed under the formula set forth in the ICP of $45,732.

     The Committee believes that the Company's executive compensation program serves the Company and its shareholders by providing a direct link between the interests of executive officers and those of shareholders generally and by helping to attract and retain qualified executive officers who are dedicated to the long-term success of the Company.

                                        MEMBERS OF THE EXECUTIVE COMMITTEE

                                        H. Adrian Cox
                                        Henry V. Kahl
                                        P. Louis Rohe
                                        John J. Panzer, Jr.
                                        Michael J. Klein
                                        William J. Kappauf, Jr.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company and the Bank had no "interlocking" relationships that existed during the year ended September 30, 2003 in which (i) any executive officer of the Company or the Bank served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity (other than the Bank and the Company), one of whose executive officers served on the Audit Committee of the Company or the Bank, (ii) any executive officer of the Company or the Bank served as a director of another entity, one of whose executive officers served on the Audit Committee of the Company or the Bank, or (iii) any executive officer of the Company or the Bank served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity (other than the Company and the Bank), one of whose executive officers served as a member of the Company or the Bank's Board of Directors. No member of the Compensation Committee of the Company or the Bank was (a) an officer or employee of the Company or the Bank or any of its subsidiaries during the fiscal year ended September 30, 2003, (b) a former officer of the Company or the Bank or any of its subsidiaries, or (c) an insider (i.e., director, officer, director or officer nominee, greater than 5% stockholder, or immediate family member of the foregoing) of the Company and directly or indirectly engaged in transactions with the Company, the Bank, or any subsidiary involving more than $60,000 during the fiscal year ended September 30, 2003.

COMPARATIVE STOCK PERFORMANCE GRAPH

     The graph and table which follow show the cumulative total return on the Common Stock during the period from September 30, 1998 through September 30, 2003 with (1) the total cumulative return of all companies whose equity securities are traded on the Nasdaq Stock Market and (2) the total cumulative return of savings institutions and savings institution holding companies traded on the Nasdaq Stock Market. The comparison assumes $100 was invested on September 30, 1998 in the Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The stockholder returns shown on the performance graph are not necessarily indicative of the future performance of the Common Stock or of any particular index.

                       CUMULATIVE TOTAL STOCKHOLDER RETURN
                  COMPARED WITH PERFORMANCE OF SELECTED INDEXES
                  SEPTEMBER 30, 1998 THROUGH SEPTEMBER 30, 2003

     [Line graph appears here depicting the cumulative total shareholder return of $100 invested in the Common Stock as compared to $100 invested in all companies whose equity securities are traded on the NASDAQ Stock Market and savings institutions and savings institution holding companies traded on the NASDAQ Stock Market. Line graph plots the cumulative total return from September 30, 1998 to September 30, 2003. Plot points are provided below.]


---------------------------- ----------- ----------- ------------ ----------- ----------- -----------
                              9/30/98     9/30/99      9/30/00    9/30/01     9/30/02     9/30/03
---------------------------- ----------- ----------- ------------ ----------- ----------- -----------
COMPANY                        $100.00   $  67.02    $  65.23       $114.72    $143.15     $190.79
---------------------------- ----------- ----------- ------------ ----------- ----------- -----------
NASDAQ                          100.00     163.15      216.67         88.55      69.59      106.64
---------------------------- ----------- ----------- ------------ ----------- ----------- -----------
NASDAQ SAVINGS INSTITUTIONS     100.00      82.50       84.30        110.65     137.93      195.34
---------------------------- ----------- ----------- ------------ ----------- ----------- -----------

--------------------------------------------------------------------------------
             PROPOSAL II -- RATIFICATION OF APPOINTMENT OF AUDITORS
--------------------------------------------------------------------------------

     Anderson Associates LLP ("Anderson"), independent public accountants, served as the Company's auditors for the 2003 fiscal year. The Audit Committee of the Board of Directors has retained Beard Miller Company LLP ("Beard Miller") to be the Company's independent auditors for the 2004 fiscal year, subject to ratification by the Company's stockholders. A representative of Anderson Associates, LLP and Beard Miller will be present at the Annual Meeting to respond to stockholders' questions and will have the opportunity to make a statement if he or she so desires. The representative will also be available to answer appropriate questions.

     On January 2, 2004, Anderson announced that it was joining Beard Miller to become Beard Miller's Baltimore office. As a result, on January 2, 2004, Anderson resigned as independent auditors of the Company. On January 2, 2004, the Company engaged Beard Miller as its successor independent audit firm. The Company's engagement of Beard Miller was approved by the Company's Audit Committee on January 2, 2004.

     Anderson served as the Company's independent accountants to audit the Company's consolidated financial statements as of and for the fiscal years ended September 30, 2003 and 2002. Anderson's reports on the Company's consolidated financial statements as of and for the years ended September 30, 2003 and 2002 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

     During the Company's fiscal years ended September 30, 2003 and 2002 and the subsequent interim period from October 1, 2003 through January 2, 2004, there were no disagreements with Anderson on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Anderson, would have caused Anderson to make reference to the subject matter of the disagreements in their reports on the financial statements for such years.

     THE APPOINTMENT OF THE AUDITORS MUST BE APPROVED BY A MAJORITY OF THE VOTES CAST BY THE STOCKHOLDERS OF THE COMPANY AT THE ANNUAL MEETING. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE APPOINTMENT OF AUDITORS.

--------------------------------------------------------------------------------
                          REPORT OF THE AUDIT COMMITTEE
--------------------------------------------------------------------------------

     The Audit Committee of the Board of Directors (the "Audit Committee") has:

     1. Reviewed and discussed the audited financial statements for the fiscal year ended September 30, 2003 with the management of the Company.

     2. Discussed with the Company's independent auditors the matters required to be discussed by Statement of Accounting Standards No. 61, as the same was in effect on the date of the Company's financial statements; and

     3. Received the written disclosures and the letter from the Company's independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as the same was in effect on the date of the Company's financial statements.

     Based on the foregoing materials and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended September 30, 2003 be included in the Company's Annual Report on Form 10-K for the year ended September 30, 2003.

     The Audit Committee has reviewed the non-audit services currently provided by the Company's independent auditor and has considered whether the provision of such services is compatible with maintaining the independence of the Company's independent auditors.

                                        Members of the Audit Committee

                                        Henry V. Kahl
                                        H. Adrian Cox
                                        John J. Panzer, Jr.
                                        William J. Kappauf, Jr.


--------------------------------------------------------------------------------
               AUDIT AND OTHER FEES PAID TO INDEPENDENT ACCOUNTANT
--------------------------------------------------------------------------------

     Anderson Associates, LLP served as the Company's independent auditors for the 2003 and 2002 fiscal years. For the years ended September 30, 2003 and 2002, the Company was billed by Anderson Associates, LLP for fees aggregating $110,115 and $117,325, respectively. Such fees were comprised of the following:

AUDIT FEES

     During the fiscal years ended September 30, 2003 and 2002, the aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q filed during the fiscal years ended September 30, 2003 and 2002 were $91,140 and $101,800, respectively, which were paid to Anderson Associates, LLP.

AUDIT-RELATED FEES

     The Company paid no fees to Anderson Associates, LLP for audit-related services for the fiscal years ended September 30, 2003 and 2002.

TAX FEES

     The aggregate fees billed to the Company for tax services by Anderson Associates, LLP for the fiscal years ended September 30, 2003 and 2002 were $8,975 and $15,525, respectively. Such fees were for tax return preparation.

ALL OTHER FEES

     The Company paid no other fees to Anderson Associates, LLP for the fiscal years ended September 30, 2003 and 2002.


--------------------------------------------------------------------------------
             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
--------------------------------------------------------------------------------

     Pursuant to regulations promulgated under the Exchange Act, the Company's officers and directors and all persons who own more than ten percent of the Common Stock ("Reporting Persons") are required to file reports detailing their ownership and changes of ownership in the Common Stock (collectively, "Reports") and to furnish the Company with copies of all such Reports that are filed. Based solely on its review of such Reports or written representations that no such Reports were necessary that the Company received in the past fiscal year or with respect to the past fiscal year, management believes that during fiscal year 2003 all Reporting Persons have complied with these reporting requirements.

--------------------------------------------------------------------------------
                                  OTHER MATTERS
--------------------------------------------------------------------------------

     The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this proxy statement and matters incident to the conduct of the Annual Meeting. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of a majority of the Board of Directors.


--------------------------------------------------------------------------------
                                  MISCELLANEOUS
--------------------------------------------------------------------------------

     The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation therefor.

     The Company's 2003 Annual Report to Stockholders, including financial statements, is being mailed to all stockholders of record as of the close of business on the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing to the Secretary of the Company. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference.


--------------------------------------------------------------------------------
                              STOCKHOLDER PROPOSALS
--------------------------------------------------------------------------------

     For consideration at the Annual Meeting, a stockholder proposal must be delivered or mailed to the Company's Secretary no later than January 19, 2004. In order to be eligible for inclusion in the proxy materials of the Company for the Annual Meeting of Stockholders for the year ending September 30, 2004, any stockholder proposal to take action at such meeting must be received at the Company's executive offices at 4111 E. Joppa Road, Suite 300, Baltimore, Maryland 21236 by no later than September 9, 2004. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934, as amended.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        /s/ David M. Meadows

                                        David M. Meadows
                                        Secretary
 January 7, 2004
 Baltimore, Maryland



--------------------------------------------------------------------------------
                           ANNUAL REPORT ON FORM 10-K
--------------------------------------------------------------------------------

A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 30, 2003 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE FURNISHED WITHOUT CHARGE TO EACH STOCKHOLDER AS OF THE RECORD DATE UPON WRITTEN REQUEST TO THE CORPORATE SECRETARY, BCSB BANKCORP, INC., 4111 JOPPA ROAD, SUITE 300, BALTIMORE, MARYLAND 21236.

                                                                         ANNEX A

                               BCSB BANKCORP, INC.
                       BALTIMORE COUNTY SAVINGS BANK, FSB


                             AUDIT COMMITTEE CHARTER


     The Audit Committee is appointed by the Board to assist the Board in monitoring (1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors.


     The members of the Audit Committee shall meet the independence and experience requirements of applicable laws, regulations and the NASDAQ Stock Market, Inc. The Audit Committee shall consist of a minimum of three (3) outside directors, and a maximum of six (6) outside directors. The members of the Audit Committee shall be appointed by the Board to serve a one year term.

     The Audit Committee shall have the authority to retain special legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any member of, or consultants to, the Committee.


     The Audit Committee shall make regular reports to the Board. The Audit Committee shall meet at least quarterly and shall make regular reports to the Board. Additional meetings shall be scheduled as considered necessary by the Committee or its chairman.

     The Audit Committee shall:

     1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.
     2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.
     3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgements made in connection with the preparation of the Company's financial statements.
     4. Review with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q.
     5. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

     6. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal auditors or management.
     7. Nominate and appoint the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.
     8.   Approve the fees to be paid to and compensate the independent auditor.
     9. Receive periodic reports from the independent auditor regarding the auditor's independence consistent with Independence Standards Board Standard 1, discuss such reports with the auditor, and if so determined by the Audit Committee, take or recommend that the full Board take appropriate action to oversee the independence of the auditor.
     10. Evaluate together with the Board the performance of the independent auditor, and if so determined by the Audit Committee, recommend that the Board replace the independent auditor.
     11. Review the appointment and replacement of the internal auditor and meet with the internal auditor on a regular basis, reviewing periodic reports of the internal auditor on a regular basis.
     12. The Committee should review the Company's internal audit policy on a periodic basis to determine its adequacy.
     13. Obtain reports from management that the Company's affiliated entities are in conformity with applicable legal requirements.
     14. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.
     15. Review and resolve with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company's response to that letter. Such review should include:
          (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information
          (b)  Any changes required in the planned scope of the internal audit.
     16. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.
     17. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations.
     18. Review with the Company's General Counsel legal matters that may have a material impact on the financial statements, the Company's compliance policies and any material reports or inquiries received from regulators or governmental agencies.
     19. Meet at least annually with the chief financial officer and the independent auditor in separate executive sessions.
     20. Be provided funding by the Company for payment of: (i) compensation to the independent auditor, (ii) compensation for any advisors employed by the audit committee and (iii) ordinary administrative expenses of the audit committee that are necessary or appropriate in carrying out it duties.

     While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. It is not the duty of the Audit Committee to assure compliance with laws and regulations.

     On August 13, 2003, the Audit Committee established procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and (ii) the confidential anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

                                 REVOCABLE PROXY

                               BCSB BANKCORP, INC.
                               BALTIMORE, MARYLAND


                         ANNUAL MEETING OF STOCKHOLDERS
                                FEBRUARY 11, 2004

     The undersigned hereby appoints the Board of Directors, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of the common stock of BCSB Bankcorp, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at Baltimore County Savings Bank, F.S.B.'s Perry Hall office located at 4208 Ebenezer Road, Baltimore, Maryland, on Wednesday, February 11, 2004, at 4:00 p.m. (the "Annual Meeting"), and at any and all adjournments thereof, as follows:

                                                           VOTE
                                                 FOR      WITHHELD
                                                 ---      --------

     1.   The  election as directors  of         [ ]        [ ]
          all  nominees  listed below
          (except as marked to the contrary
          below).

          H. Adrian Cox
          William M. Loughran
          John J. Panzer, Jr.

     INSTRUCTION:  To withhold your vote for
     any  individual nominee(s),
     insert that nominee's name on the
     line provided below.

     -----------------------------------------------------

                                                 FOR      AGAINST    ABSTAIN
                                                 ---      -------    -------

     2.   Proposal  to ratify the  appointment   [ ]        [ ]        [ ]
          of Beard  Miller  Company LLP as
          independent certified public
          accountants of the Company for the
          fiscal year ending September 30, 2004

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES AND THE LISTED PROPOSITION.

--------------------------------------------------------------------------------
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH DIRECTOR NOMINEE AND THE PROPOSITION STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, INCLUDING MATTERS RELATING TO THE CONDUCT OF THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.
--------------------------------------------------------------------------------

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

     Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof, then the power of said attorneys and prior proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke his proxy by filing a subsequent proxy or notifying the Secretary of his decision to terminate his proxy.

     The undersigned acknowledges receipt from the Company prior to the execution of this proxy of a Notice of Annual Meeting and a Proxy Statement dated January 7, 2004.

Dated:_____________________


__________________________________          __________________________________
PRINT NAME OF STOCKHOLDER                   PRINT NAME OF STOCKHOLDER


__________________________________          __________________________________
SIGNATURE OF STOCKHOLDER                    SIGNATURE OF STOCKHOLDER


     Please sign exactly as your name appears on the enclosed card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. Corporation proxies should be signed in corporate name by an authorized officer. If shares are held jointly, each holder should sign.


     PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.